UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Period
     (a) On June 28, 2007, management of Atari, Inc. determined to restate our consolidated statements of operations for the three months and six months ended September 30, 2006, and the three months and nine months ended December 31, 2006. The previously filed consolidated statements of operations for those periods should not be relied upon.
     The restatement involves restating an intraperiod tax allocation such that we record a tax benefit from our loss from continuing operations and a tax provision for our taxable income generated from our discontinued operations relating to the sale of the assets of our UK subsidiary Reflections Interactive Limited. We previously did not record this intraperiod tax allocation. This accounting treatment is in accordance with paragraph 140 of FASB Statement No. 109, “Accounting for Income Taxes” and does not affect net income for any of the applicable periods.
     As a result of the foregoing, the footnote that addresses quarterly financial results in our Form 10-K for the fiscal year ended March 31, 2007, will contain a restatement of the consolidated statements of operations for the applicable quarters to correct the presentation of the intraperiod tax allocation and there will be a footnote that specifically address the restatement and the reasons therefor.
     In connection with the restatement of our consolidated statements of operations for the three months and six months ended September 30, 2006, and the three months and nine months ended December 31, 2006, management has determined that for fiscal 2007, our internal controls over financial reporting related to income taxes were not effective due to the existence of a material weakness with respect to a control that did not prevent improper presentation of the tax effect related to discontinued operations.
     The Chairman of our Audit Committee and our Acting Chief Financial Officer have discussed the matters disclosed in this filing with Deloitte & Touche LLP. Deloitte & Touche LLP has been provided with a copy of this disclosure in advance of this filing.
Item 8.01. Other Events.
     We have determined that, because the worldwide aggregate market value on September 30, 2006 (the last business day of our most recently ended second fiscal quarter) of our common equity held by non-affiliates was less than $50 million, we are not an accelerated filer, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. As a result, our March 31, 2007 Annual Report on Form
10-K is due 90 calendar days following the fiscal year-end (June 29, 2007) and our quarterly reports for fiscal 2008 are now due 45 calendar days following the applicable quarter-end date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ David R. Pierce
David R. Pierce
President and Chief Executive Officer

Date: June 29, 2007

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